Exhibit 10.27(ii)

SECOND AMENDMENT TO STANDSTILL AND OPTION AGREEMENT

This SECOND AMENDMENT TO STANDSTILL AND OPTION AGREEMENT (this “Second Amendment”) effective this 29th day of December, 2009 (the “Effective Date”), is made and entered into by and among Baxter Healthcare Corporation, a Delaware Corporation with a place of business at One Baxter Parkway, Deerfield, IL 60015 (“BHC”), Baxter Healthcare S.A., a corporation organized under the laws of Switzerland with a place of business at Thurgauerstrasse 130, 8152 Glattpark (Opfikon) Switzerland (“BHSA”), Baxter Innovations GmbH, a corporation organized under the laws of Austria with a place of business at Industriestrasse 67, 1221 Vienna, Austria (“Innovations” and, together with BHC and BHSA, “Baxter”) and Medgenics, Inc., a Delaware corporation with a place of business at Tcradion Business Park, P.O. Box 14, Misgav 20179 Israel (“Medgenics”). Baxter and Medgenics are each sometimes referred to herein as a “Party” and, collectively, as the “Parties”.

BACKGROUND

WHEREAS, Baxter and Medgenics entered into that certain Standstill and Option Agreement dated October 22, 2009 as amended by that certain First Amendment to Standstill and Option Agreement dated October 22, 2009 (as amended, the “Agreement”) pursuant to which inter alia Baxter agreed to fund certain research and development activities to be conducted by Medgenics relating to the application of Medgenics’ Biopump Technology to produce human Factor VIII (hFVIII) protein; and

WHEREAS, the parties wish to restructure the payments under the Agreement to provide for earlier payment, by Baxter, of the Initial Milestone Payment and the modification of the Standstill Period (as such term is defined in the Agreement).

NOW, THEREFORE, in consideration of the foregoing and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.   Incorporation of the Agreement. All capitalized terms which are not defined herein shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Second Amendment, is incorporated herein by this reference as though the same was set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the Parties hereto.

2.   Amendment of the Agreement. The Agreement is hereby amended as follows:

a.	Section 1 is hereby amended by deleting the section in its entirety and replacing it with the following language:

“1. Financial Considerations. Baxter shall pay to Medgenics an amount equal to Two Million Six Hundred Thousand Dollars ($2,600,000). Of this amount, One Million Five Hundred Thousand Dollars ($1,500,000) shall be allocated to the obligations of Medgenics pursuant to Section 2 (the “Standstill Payment”) and the remaining One Million One Hundred Thousand Dollars ($1,100,000) of this amount shall be considered Prepaid Development Funding (as such term is hereinafter defined).”

b.	Section 2.b. is hereby amended by deleting the section in its entirety and replacing it with the following language:

“b.      For purposes of this Agreement, the term “Standstill Period” shall mean the period of time commencing on the Effective Date and ending on the one (1) year anniversary of the Effective Date; provided, however, that the parties may mutually agree to extend the Standstill Period for up to an additional six (6) months in the event that the In Vitro Milestones and/or the Animal Milestone (each as defined below) have not been met prior to the one (1) year anniversary of the Effective Date. ”

c.	Section 3.a. is hereby amended by deleting the term “Initial Standstill Payment” from the third sentence and replacing it with the term “Standstill Payment”.

d.	Section 3.d. is hereby amended by deleting the first sentence of such Section 3.d. in its entirety.

3.
Payments. Medgenics acknowledges that it has, prior to the date of this Second Amendment, received from Baxter a payment in the amount of $1,200,000 (the “Initial Payment”). Medgenics further agrees that the Initial Payment represents and was made in full satisfaction of the amounts required under Section 1.a. of the Agreement prior to giving effect to the revisions contemplated by this Second Amendment. Within thirty (30) days of the execution of this Second Amendment, Baxter shall pay to Medgenics an additional payment of One Million Four Hundred Thousand Dollars ($1,400,000) (the “Second Payment”). Such Second Payment, when combined with the Initial Payment, shall represent and shall be in full satisfaction of all amounts required under Section 1 of the Agreement after giving effect to the amendments contemplated by this Second Amendment.

4.
Effectuation. The amendment to the Agreement contemplated by this Second Amendment shall be deemed effective as of the date first written above upon the full execution of this Second Amendment and without any further action required by the Parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Second Amendment.

5.
Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. One or more counterparts of this Second Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

[Signature Page Follows]

[Signature Page to Second Amendment]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Second Amendment, as of the date first above written.

BAXTER HEALTHCARE CORPORATION		MEDGENICS, INC.

By:	/s/ Joy A. Amundson	By:	/s/ Phyllis R. Bellin
Name:	Joy A. Amundson	Name:	Phyllis R. Bellin
Title:	CVP/President BioScience	Title:	Director Finance

BAXTER HEALTHCARE S.A.

By:	/s/ Sarah Byrne-Quinn
Name:	Sarah Byrne-Quinn
Title:	VP Business Development

By:	/s/ Yvo Aobli
Name:	Yvo Aobli
Title:	Director, Finance Baxter Healthcare SA

BAXTER INNOVATIONS GmbH

By:	/s/ Hartmut J. Ehrlich, M.D.
Name:	Hartmut J. Ehrlich, M.D.
Title:	VP, Global R&D, Baxter BioScience 29/12/09 Managing Director, Baxter Innovations GmbH Member of the Board of Directors, Baxter AG

BAXTER INNOVATIONS GmbH

By:	/s/ Markus Reinhard 29/12/09
Name:	Markus Reinhard
Title:	VP Human Resources and Ops. Support